As filed with the Securities and Exchange Commission on December 19, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION
(Exact name of registrant as specified in charter)

Virginia	54-1598552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

212 North Main Street
P.O. Box 446
Bowling Green, Virginia 22427
(804) 633-5031
(Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

D. Anthony Peay
Senior Vice President and Chief Financial Officer
Union Bankshares Corporation
212 North Main Street
P.O. Box 446
Bowling Green, Virginia 22427
(804) 633-5031
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copy to:

Scott H. Richter, Esq.
LeClair Ryan, A Professional Corporation
707 East Main Street, 11th Floor
Richmond, Virginia 23219

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, $2.00 par value	54,435	$28.60	$1,556,841	$143

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based on the average of the high and low sales prices of the common stock on December 17, 2002 as reported by the Nasdaq National Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

UNION BANKSHARES CORPORATION

54,435 Shares

Common Stock

This prospectus relates to the offering of up to 54,435 shares of common stock of Union Bankshares Corporation which may be offered for the account of selling stockholders. The shares of stock being offered were issued to the selling stockholders in connection with our acquisition of CMK Corporation. We will not receive any of the proceeds from the sale of shares of stock being offered by the selling stockholders.

The shares of stock may be offered and sold by the selling stockholders directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of stock may be effected in one or more transactions that may take place through the Nasdaq National Market.

The common stock is traded on the Nasdaq National Market under the symbol “UBSH.” On             , 2003, the closing price for the common stock was $             per share.

See “Risk Factors” for a discussion of certain factors that should be considered carefully by prospective investors in the common stock offered.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock are not savings or deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is             , 2003

RISK FACTORS

Prospective investors should consider carefully the following factors in addition to the other information included or incorporated by reference in this prospectus before making an investment in the common stock.

Our profitability depends on interest rates generally.

Our profitability depends in substantial part on our net interest margin, which is the difference between the rates we receive on loans and investments and the rates we pay for deposits and other sources of funds. Our net interest margin depends on many factors that are partly or completely outside of our control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally. Changes in interest rates will affect our operating performance and financial condition. We try to minimize our exposure to interest rate risk, but we are unable to completely eliminate this risk.

Periods of rising interest rates will adversely affect our income from our mortgage company.

One of the components of our strategic plan is to generate significant non-interest income from our mortgage company, Mortgage Capital Investors, Inc. In periods of rising interest rates, consumer demand for new mortgages and re-financings decreases, which in turn adversely impacts our mortgage company. Because interest rates depend on factors outside of our control, we cannot eliminate the interest rate risk associated with our mortgage operations.

Our profitability depends significantly on local economic conditions.

Our success depends primarily on the general economic conditions of the markets we operate in. Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in Central and Eastern Virginia. The local economic conditions in this area have a significant impact on our business, real estate and construction loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could impact these local economic conditions and could negatively affect the financial results of our banking operations.

Our small to medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

We target our business development and marketing strategy primarily to serve the banking and financial services needs of small and medium size businesses. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. If general economic conditions negatively impact this major economic sector in the markets in which we operate, our results of operations and financial condition may be adversely affected.

We may be adversely affected by changes in government monetary policy.

As a bank holding company, our business is affected by the monetary policies established by the Board of Governors of the Federal Reserve System, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. In setting its policy, the Federal Reserve may utilize techniques such as the following:

•	engaging in open market transactions in United States government securities;
•	setting the discount rate on member bank borrowings; and
•	determining reserve requirements.

These techniques may have an adverse effect on our deposit levels, net interest margin, loan demand or our business and operations.

We may be adversely affected by unanticipated changes in government regulations.

Union Bankshares is regulated by the Federal Reserve and the Virginia Bureau of Financial Institutions, as are three of its subsidiary banks. Our national bank subsidiary, Rappahannock National Bank, is regulated by the Office of the Comptroller of the Currency. The subsidiary banks are also subject to regulatory oversight by Federal Deposit Insurance Commission. Any of these agencies, or other governmental or regulatory authorities, could revise existing regulations or adopt new regulations at any time. Certain revisions could subject us and our subsidiaries to more demanding regulatory compliance requirements which may adversely affect our ability to conduct, or our cost of conducting, business. Legislation and regulatory initiatives containing wide-ranging proposals for altering the structure, regulation and competitive relationships of financial institutions are introduced regularly. We cannot predict whether or what form of proposed statute or regulation will be adopted or the extent to which such adoption may affect our business.

Our future success will depend on our ability to compete effectively in the highly competitive financial services industry.

We face substantial competition in all phases of our operations from a variety of different competitors. In particular, there is very strong competition for financial services in the areas of Virginia in which we conduct a substantial portion of our business. Our future growth and success will depend on our ability to compete effectively in this highly competitive financial services environment. Many of our competitors offer products and services which we do not, and many have substantially greater resources, name recognition and market presence that benefit them in attracting business. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Some of the financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on bank holding companies and federally insured state chartered banks and national banks. As a result, these nonbank competitors have certain advantages over us in accessing funding and in providing various services.

We depend on the services of our key personnel, and a loss of any of those personnel would disrupt our operations and result in reduced revenues.

Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required in carrying out our strategy. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Although publicly traded, our common stock has substantially less liquidity than the average trading market for a stock quoted on the Nasdaq National Market.

Although our common stock is listed for trading on the National Market System of the Nasdaq Stock Market, the trading market in our common stock has substantially less liquidity than the average trading market for companies quoted on the Nasdaq National Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market place of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.

We may not pay dividends to shareholders in the future.

Dividends are subject to determination and declaration by our board of directors, which takes into account many factors. The declaration of dividends by us on our common stock is subject to the discretion of our board and to applicable federal regulatory limitations. We cannot guarantee that dividends will not be reduced or eliminated in future periods. Our ability to pay dividends on our common stock depends on our receipt of dividends from our four wholly-owned subsidiary banks, Union Bank & Trust Company, Northern Neck State Bank, Rappahannock National Bank and the Bank of Williamsburg, and our two non-bank financial services affiliates, Union Investment Services, Inc. and Mortgage Capital Investors, Inc.

Virginia law and our charter documents contain anti-takeover provisions that may make it more difficult or expensive to acquire us in the future or may adversely affect our stock price.

Virginia corporate law and our charter documents contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors and may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock. They may also delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our shareholders receiving a premium over the market price for their common stock. Our stock price could also be negatively affected as a result of these anti-takeover provisions.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in the prospectus, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Union Bankshares that involve risks and uncertainties. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuations and expense projections;

•	adverse changes in the economies of the Virginia market (areas in which we operate), which may affect our business prospects and could cause credit-related losses and expenses;

•	continuing the well-established and valued relationships we have built with our customers;

•	adverse developments in our loan origination volume;

•	competitive factors in the banking industry, such as the trend towards consolidation in the markets in which we operate; and

•	changes in banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like ours.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

We caution you that the above list of important factors is not exclusive, and other factors are discussed in more detail under “Risk Factors” in this prospectus. These forward-looking statements are made as of the date of this prospectus and we may not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

UNION BANKSHARES CORPORATION

Union Bankshares Corporation is a multi-bank holding company which is headquartered in Bowling Green, Virginia. We provide a wide array of financial services through our four wholly-owned community banks, Union Bank & Trust Company, Northern Neck State Bank, Rappahannock National Bank and the Bank of Williamsburg, and our two non-bank financial services affiliates, Union Investment Services, Inc., a full service discount brokerage company, and Mortgage Capital Investors, Inc., our mortgage loan company. At September 30, 2002, Union Bankshares had assets of approximately $1.1 billion, deposits of $852.1 million and stockholders’ equity of $104.3 million.

Union Bankshares was organized under Virginia law in connection with the July 1993 merger of Northern Neck Bankshares Corporation into Union Bancorp, Inc. In September 1996 and in July 1998, King George State Bank and Rappahannock National Bank each became wholly-owned subsidiaries of Union Bankshares. In February 1999, Union Bankshares acquired CMK Corporation t/a Mortgage Capital Investors, and formed its mortgage banking subsidiary, Mortgage Capital Investors, Inc. Also in February 1999, the Bank of Williamsburg began business as a newly organized bank focusing on the Williamsburg market. In June 1999, King George State Bank was merged into Union Bank & Trust Company.

Union Bankshares’ market area stretches from Rappahannock County to Fredericksburg, south to Hanover County, east to Williamsburg and throughout the Northern Neck area of Virginia. Through our four subsidiary banks, we operate 31 branches in our primary trade area. Each of the subsidiary banks is a full service retail commercial bank offering a wide range of banking and related financial services, including checking, savings, certificates of deposit and other depository services, commercial, industrial, residential mortgage and consumer loans. The subsidiary banks also issue credit cards and can deliver automated teller machine services through the use of reciprocally shared ATMs.

Union Bankshares’ current business strategy is to operate as a profitable, diversified financial institution providing a full range of banking services with an emphasis on commercial and residential mortgage lending and commercial business loans to small and medium size businesses, as well as consumer lending, funded primarily by customer deposits. As a result of increased acquisitions of small to medium-sized financial institutions by large bank holding companies in Virginia, we believe that there is a significant market opportunity for our subsidiaries to provide a full range of financial services to small to middle-market commercial customers seeking personalized service that is generally unavailable to such customers at larger regional and national institutions.

Union Bankshares, as a registered bank holding company, is subject to examination and regulation by the Federal Reserve and by the Virginia Bureau of Financial Institutions. We are also subject to various reporting and other requirements of the Securities and Exchange Commission. With the exception of Rappahannock National Bank, which is regulated by the Office of the Comptroller of the Currency, our subsidiary banks are each Virginia chartered banks and are subject to comprehensive regulation and examination by the Virginia Bureau of Financial Institutions, their primary regulator, and by the Federal Reserve.

Union Bankshares’ principal executive offices are located at 212 North Main Street, Bowling Green, Virginia 22427, and our telephone number is (804) 633-5031.

For additional information about Union Bankshares’ business, see “Where You Can Find More Information” on page 8.

USE OF PROCEEDS

Union Bankshares will not receive any of the proceeds from sales of stock being offered. See “Selling Stockholders” for a list of those persons who will receive the proceeds from such sales.

SELLING STOCKHOLDERS

This prospectus covers the offer and sale by the selling stockholders of common stock issued to them in connection with our acquisition of CMK Corporation on February 10, 1999. As part of the transaction, Union Bankshares has agreed that it will register under the Securities Act of 1933 the resale of all of the common stock received by the selling stockholders. The selling stockholders received an aggregate of 61,490 shares of common stock on the acquisition date. They have received additional common stock shares pursuant to the terms of the acquisition agreement and this prospectus relates to a number of those additional shares.

The following table sets forth information with respect to each selling stockholder as of December 19, 2002, the shares of common stock beneficially owned by each selling stockholder and the shares of common stock that may be offered pursuant to this prospectus.

Name	Shares Beneficially Owned	Maximum Number of Shares to be Sold in the Offering	Number of Shares Owned After the Offering	Percent of Class Owned After the Offering
Kevin and Rebecca Keegan	110,131	51,715	110,131	1.5%
Catherine Keegan	2,897	1,360	2,897	*
Sean Keegan	2,897	1,360	2,897	*

*Less	than 1%

Because the selling stockholders may sell all, some or none of the stock offered, there can be no assurance as to the number of shares of stock that will be held by each selling stockholder upon completion of the offering.

PLAN OF DISTRIBUTION

Each of the selling stockholders may sell his, her or their shares of stock offered directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of stock may be effected in one or more transactions that may take place on the Nasdaq National Market, including block trades or ordinary broker’s transactions, or through privately-negotiated transactions, or in accordance with Rule 144 under the Securities Act of 1933 (or any other applicable exemption from registration under the Securities Act of 1933), through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales. Sales of the stock may be effected to cover previous short sales of common stock.

The selling stockholders may affect transactions by selling the stock directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or negotiated discounts, concessions or commissions from the selling stockholders.

The aggregate proceeds to the selling stockholders from the sale of the stock will be the purchase price of the stock sold less the aggregate agents’ commissions, if any, and other expenses of issuance and distribution not borne by Union Bankshares. The selling stockholders and any dealers or agents that participate in the distribution of the stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit on the sale of the stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Each selling stockholder and any other person participating in a distribution of the stock will be subject to applicable provisions of the Securities Exchange Act of 1934, including Regulation M and Rules 101 through 105 thereunder. Regulation M governs the activities of persons participating in a distribution of securities and, consequently, may restrict certain activities of, and limit the timing of purchases and sales of stock by, selling stockholders and other persons participating in a distribution of the stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Union Bankshares Corporation and its subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of Yount, Hyde & Barbour, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Union Bankshares common stock offered hereby is being passed upon for Union Bankshares by LeClair Ryan, A Professional Corporation.

WHERE YOU CAN FIND MORE INFORMATION

Union Bankshares files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from document retrieval services and at the SEC’s website at “http://www.sec.gov.”

Our common stock is listed on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 relating to the offering of common stock pursuant to this prospectus. As permitted by the Securities Act of 1933, this prospectus does not contain all the information you can find in the registration statement. The registration statement is available for reading and copying as set indicated above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. Union Bankshares incorporates by reference the documents filed by it with the SEC listed below and any future filings made by it with the SEC prior to the termination of the offering made by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended (a) March 31, 2002, filed on May 15, 2002; and (b) June 30, 2002, filed on August 14, 2002; and (c) September 30, 2002, filed on November 15, 2002 and

•	Our registration statement on Form 8-A filed on July 2, 1999.

You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address:

Union Bankshares Corporation
P. O. Box 446
212 N. Main Street
Bowling Green, Virginia 22427
Telephone: (804) 633-5031
Attention: Corporate Secretary/Chief Financial Officer

No person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Union Bankshares, a selling stockholder or any other person. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus, nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Union Bankshares since the date hereof.

54,435 Shares

UNION BANKSHARES
CORPORATION

Common Stock

PROSPECTUS

                         , 2003

Part II — Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

SEC registration fee	$306
Accounting fees and expenses	250
Legal fees and expenses	1,750
Miscellaneous fees and expenses	100

Total (Estimated)	$2,406

Item 15.    Indemnification of Officers and Directors.

The laws of the Commonwealth of Virginia pursuant to which the Union Bankshares Corporation (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.    Exhibits and Financial Statement Schedules

(a)	Exhibit Index

Exhibit No.	Description of Exhibit
5.0*	Opinion of LeClair Ryan, A Professional Corporation, regarding the legality of the securities being registered and consent.

23.1*	Consent of Yount Hyde & Barbour, P.C., as accountants for Union Bankshares Corporation.

23.2*	Consent of LeClair Ryan, A Professional Corporation, (included as part of Exhibit 5).

24.0*	Powers of Attorney (included in the signature page of this Registration Statement).

*Filed	herewith.

(b)	No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bowling Green, Commonwealth of Virginia on December 19, 2002.

UNION BANKSHARES CORPORATION

By:	/s/ G. WILLIAM BEALE
G. William Beale, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints G. William Beale and D. Anthony Peay, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as director and/or officer to enable Union Bankshares Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Capacity	Date

/s/ G. WILLIAM BEALE G. William Beale	President and Chief Executive Officer, Director (Principal Executive Officer)	December 19, 2002

/s/ D. ANTHONY PEAY D. Anthony Peay	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2002

/s/ RONALD L. HICKS Ronald L. Hicks	Chairman of the Board of Directors	December 19, 2002

/s/ FRANK B. BRADLEY Frank B. Bradley	Director	December 19, 2002

/s/ WALTON MAHON Walton Mahon	Director	December 19, 2002

/s/ W. TAYLOE MURPHY, JR. W. Tayloe Murphy, Jr.	Director	December 19, 2002

/s/ M. RAYMOND PILAND, III M. Raymond Piland, III	Director	December 19, 2002

/s/ A. D. WHITTAKER A.D. Whittaker	Director	December 19, 2002

/s/ WILLIAM M. WRIGHT William M. Wright	Director	December 19, 2002

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